Exhibit 2.02

UNITED STATES BANKRUPTCY COURT

NORTHERN DISTRICT OF GEORGIA

GAINESVILLE DIVISION

IN RE: GALAXY NEXT GENERATION, INC., Debtor.	) ) ) ) ) )	CHAPTER 11 CASE NO. 24-20552-JRS

__________________________________________________________________________

DISCLOSURE STATEMENT TO ACCOMPANY

DEBTOR’S FIRST AMENDED PLAN OF REORGANIZATION

___________________________________________________________________________

SCROGGINS, WILLIAMSON & RAY, P.C.

J. Robert Williamson

Georgia Bar No. 765214

Ashley Reynolds Ray

Georgia Bar No. 601559

4401 Northside Parkway

Suite 230

Atlanta, GA 30327

(404) 893-3880

Counsel for the Debtor

Dated: November 22, 2024

ARTICLE I

INTRODUCTION

This disclosure statement (“Disclosure Statement”) is submitted by Galaxy Next Generation, Inc., debtor and debtor-in-possession in the above-styled Chapter 11 case (the “Debtor”, “Galaxy” or “Plan Proponent”), to provide information to all of its known creditors and equity interest holders about the First Amended Plan of Reorganization (“Plan”) filed by the Debtor.  The purpose of the Disclosure Statement is to provide information of a kind and in detail sufficient to enable Creditors and Interest Holders in certain impaired Classes to make an informed judgment regarding whether to accept or reject the Plan and to inform Holders of Claims and Interests in the unimpaired Classes of their treatment under the Plan.

All Holders of Claims against and/or Interests in the Debtor are encouraged to read this Disclosure Statement, the Plan and other Plan Documents in their entirety as soon as possible.  The Plan Documents, once Filed, shall be available for review in the office of the clerk of the Bankruptcy Court, or online through the Court’s ECF system, www.ganb.uscourts.gov.  Holders of Claims or Equity Interests may also obtain a copy of the Plan Documents by contacting counsel for the Debtor by a written request sent to the above address.  Each of the Plan Documents is an integral part of the Plan and are incorporated by reference and made a part of the Plan.

The Plan constitutes a chapter 11 reorganization plan for the Debtor. The Plan provides for payments to creditors from both borrowed funds and from the Debtor’s operations over a 5-year period following confirmation of the Plan.  Additional Distributions to Unsecured Creditors may also be made from the net proceeds of certain Causes of Action and GUC Stock in the Reorganized Debtor to be assigned upon the Effective Date of the Plan to a GUC Trust, as provided for in the Plan and the GUC Trust Agreement.

The Debtor believes that the Plan provides Creditors with the greatest possible value that can be realized on their respective claims and that the Plan is in the best interests of all Creditors.  If the Plan is not confirmed by the Bankruptcy Court, the Debtor may be forced to convert this Chapter 11 case to a case under Chapter 7 of the Bankruptcy Code.  The Debtor believes that, in the event the case was converted to Chapter 7 of the Bankruptcy Code, Creditors would receive substantially smaller distributions than are provided for in the Plan.  Consequently, the Debtor seeks confirmation of the Plan and urges all Creditors to vote to accept the Plan.

Many of the material terms of the proposed Plan have been negotiated with the Official Creditors Committee appointed to represent the interests of Unsecured Creditors in this Bankruptcy Case, and the Creditors Committee has informed the Debtor that it supports confirmation of the Plan.

Unless otherwise defined herein, capitalized terms used herein shall have the same meanings ascribed to them in the Plan.

1.1 Disclaimer

ALL CREDITORS AND INTEREST HOLDERS ARE ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY.  PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN, THE DISCLOSURE STATEMENT, AND ANY RELATED EXHIBIT AND OTHER PLAN DOCUMENTS AS A WHOLE.

THIS DISCLOSURE STATEMENT CONTAINS SUMMARIES OF CERTAIN PROVISIONS OF THE PLAN, STATUTORY PROVISIONS, DOCUMENTS RELATED TO THE PLAN, EVENTS IN THE DEBTOR’S CHAPTER 11 CASE, AND FINANCIAL INFORMATION.  ALTHOUGH THE DEBTOR BELIEVES THAT THE PLAN AND RELATED DOCUMENT SUMMARIES ARE FAIR AND ACCURATE, SUCH SUMMARIES ARE QUALIFIED TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS.  FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY THE DEBTOR’S MANAGEMENT, EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED.  FOR THE FOREGOING REASONS, AS WELL AS THE COMPLEXITY OF THE DEBTOR’S FINANCIAL MATTERS, THE DEBTOR IS UNABLE TO WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN, INCLUDING THE FINANCIAL INFORMATION, IS WITHOUT ANY INACCURACY OR OMISSION.  THE FINANCIAL DATA SET FORTH HEREIN, EXCEPT AS OTHERWISE SPECIFICALLY NOTED, HAS NOT BEEN SUBJECTED TO AN INDEPENDENT AUDIT.

NEITHER THE DEBTOR NOR THE BANKRUPTCY COURT HAS AUTHORIZED THE COMMUNICATION OR REPRESENTATION BY ANY PERSON OR ENTITY (INCLUDING ANY OF THE DEBTOR’S AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, ACCOUNTANTS, FINANCIAL ADVISORS, ATTORNEYS OR AFFILIATES) CONCERNING THE DEBTOR, ITS OPERATION, FUTURE REVENUE, PROFITABILITY, VALUE OR OTHERWISE, OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT.  THE DEBTOR MAKES NO SUCH REPRESENTATIONS OTHER THAN THAT THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS BELIEVED TO BE CORRECT AT THE TIME OF THE FILING OF THE DISCLOSURE STATEMENT.  ANY INFORMATION, REPRESENTATION OR INDUCEMENT MADE TO SECURE OR OBTAIN ACCEPTANCES OR REJECTIONS OF THE PLAN THAT ARE OTHER THAN, OR ARE INCONSISTENT WITH, THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT SHOULD NOT BE RELIED UPON BY ANY PERSON IN ARRIVING AT A DECISION TO VOTE FOR OR AGAINST THE PLAN.  ANY SUCH ADDITIONAL INFORMATION, REPRESENTATIONS AND INDUCEMENTS SHOULD BE IMMEDIATELY BROUGHT TO THE ATTENTION OF THE PLAN PROPONENT.

EXCEPT FOR HISTORICAL INFORMATION, ALL THE STATEMENTS, EXPECTATIONS, AND ASSUMPTIONS, INCLUDING EXPECTATIONS AND ASSUMPTIONS CONTAINED IN THIS DISCLOSURE STATEMENT, ARE FORWARD LOOKING STATEMENTS THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES.  ALTHOUGH THE DEBTOR HAS USED ITS BEST EFFORTS TO BE ACCURATE IN MAKING THESE FORWARD LOOKING STATEMENTS, IT IS POSSIBLE THAT THE ASSUMPTIONS MADE BY THE DEBTOR MAY NOT MATERIALIZE.  IN ADDITION, OTHER IMPORTANT FACTORS COULD AFFECT THE PROSPECT OF RECOVERY TO CREDITORS, INCLUDING, BUT NOT LIMITED TO, THE INHERENT RISKS OF LITIGATION AND THE AMOUNT OF ALLOWED CLAIMS.

1.2 Disclosure Statement

This Disclosure Statement sets forth certain information regarding the Debtor’s pre-petition history and significant events that have occurred during the Debtor’s Chapter 11 case.  This Disclosure Statement also describes the Plan, alternatives to the Plan, effects of confirmation of the Plan, and the manner in which distributions will be made under the Plan.  In addition, the Disclosure Statement discusses the confirmation process and voting procedures that Holders of Claims in impaired Classes must follow for their votes to be counted.

When and if confirmed by the Bankruptcy Court, the Plan will bind the Debtor and all Holders of Claims against and Interests in the Debtor, whether or not they are entitled to vote or did vote on the Plan and whether or not they receive or retain any Distributions or Property under the Plan.  Thus, all Claimants and Interest Holders are encouraged to read this Disclosure Statement carefully.  In particular, Holders of Impaired Claims who are entitled to vote on the Plan are encouraged to read this Disclosure Statement, the Plan, and any exhibits to the Plan or Disclosure Statement carefully and in their entirety before voting to accept or reject the Plan.

1.3 Background

On May 9, 2024  (the “Petition Date”), the Debtor filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Georgia, Gainesville Division (the “Bankruptcy Court”).  Upon filing for Chapter 11 protection, the Debtor became a “Debtor-in-Possession” under the Bankruptcy Code and has acted in that capacity since that time.

Debtor has filed simultaneously with this Disclosure Statement its Plan. The Debtor, as proponent of the Plan, distributes this Disclosure Statement together with the Plan in order to solicit acceptances of the Plan.  This introductory section is qualified in its entirety by the detailed explanations which follow and the provisions of the Plan.  In the event of conflict between anything stated in this Disclosure Statement and the Plan, the terms of the Plan will control.

1.4 Solicitation of Acceptances.

Pursuant to a Court Order dated __________, 2024, creditors and interest holders may accept or reject the Plan no later than _____________, 2024 (the “Voting Deadline”).  A ballot with which to indicate and file an acceptance or rejection of the Plan has been provided to you.  You must complete and file your ballot on or before the Voting Deadline in order for your vote to count.  Any ballot which is executed by the holder of any Allowed Claim or Allowed Interest but does not indicate acceptance or rejection of the Plan shall be deemed to have accepted the Plan.  Any other ballot not filed in accordance with the filing instructions on the ballot pertaining to the Plan shall not be counted for voting purposes.

THE DEBTOR HEREBY SOLICITS APPROVAL OF THE PLAN BY ITS CREDITORS AND INTEREST HOLDERS.  DEBTOR BELIEVES THE PLAN PROVIDES THE OPTIMUM RETURN TO CREDITORS AND THAT LIQUIDATION UNDER CHAPTER 7 OF THE BANKRUPTCY CODE WOULD RESULT IN LITTLE OR NO DISTRIBUTION TO UNSECURED CREDITORS.  THE DEBTOR URGES EACH CREDITOR TO VOTE IN FAVOR OF THE PLAN BY MARKING THE “ACCEPTS” BOX ON THE ENCLOSED BALLOT AND FILING IT WITH THE COURT ON OR BEFORE THE VOTING DEADLINE.

ARTICLE II

HISTORY OF THE DEBTOR AND EVENTS DURING CHAPTER 11

THE FOLLOWING STATEMENTS ARE MADE FOR INFORMATIONAL PURPOSES ONLY.  THE DEBTOR RESERVES ALL RIGHTS REGARDING THE ACCURACY OF THE STATEMENTS BELOW.  NOTHING HEREIN IS AN ADMISSION OF ANY FACT BY ANY PARTY.

2.1 The Debtor’s Business and Corporate Structure.  The Debtor is a Nevada corporation with its principal place of business located in Toccoa, Georgia.  Its common stock has been publicly traded since 2018.  It is in the business of manufacturing and distributing interactive learning technologies and enhanced audio solutions to various schools around the country. Significantly, the Debtor has developed certain state of the art products which can be used by schools to enhance security.  The Debtor currently has approximately 20 employees.  The Debtor generated gross revenue of $3,941,832, for FYE 6/30/22; $2,444,735, for FYE 6/30/23; and $1,553,946, for FYE 6/30/24.  The Debtor’s performance during the past three years has been hampered by several factors, including, without limitation, lingering negative effects from the COVID pandemic and the Debtor’s involvement in time-consuming and expensive litigation, which ultimately led to the filing of this Chapter 11 Case, as described further below.  After it emerges from Chapter 11 the Debtor expects that its annual revenue will increase substantially in the near future due to various newly-developed products becoming available to market.

2.02 History.  The Debtor’s original business began operations in 2004 under a closely held corporation known as R&G Sales, Inc., organized under the State of Georgia.  In June 2018, Galaxy consummated a merger into Full Circle Registry, Inc. (“Full Circle”), a public Nevada corporation.   On August 30, 2018, Full Circle amended and restated its articles of incorporation to change its name from Full Circle Registry, Inc. to Galaxy Next Generation, Inc.  Thereafter,  the primary business operated by the combined company became the business that was operated by Galaxy.  Prior to the Petition Date, Galaxy’s common stock was registered under Section 12(b) of the Securities and Exchange Act of 1934, and was quoted on the OTC Pink Open Market under the symbol “GAXY.”  Under its proposed Plan, Galaxy would no longer be a public company.  That should facilitate a streamlined restructuring process and allow reorganized Galaxy to focus on its operational revitalization without the burdens of public company governance and disclosure requirements.

2.03 Management.  Gary LeCroy (“LeCroy”) is the CEO of the Debtor, and Maghen McGahee a/k/a Magen McGahee Lecroy (“McGahee,” and together with LeCroy, the “Debtor’s Principals”) is the CFO.   The Debtor’s Principals manage all of the business operations of the Debtor.   The Debtor has also retained the services of Katie Goodman (“Goodman”) of GGG Partners, LLC to serve as Chief Restructuring Officer during the Chapter 11 Case, and in that role to assist the Debtor’s Principals.  Under the Plan, it is expected that the Debtor’s Principals would continue to manage the Reorganized Debtor.  LeCroy will continue to serve as CEO, with an annual salary of $200,000. McGahee will continue to serve as CFO, with an annual salary of $165,000.

2.04 Events Precipitating Chapter 11 Filing.  Prior to the Petition Date (defined below), the Debtor, the Debtor’s Principals, and certain related entities were parties to a lawsuit filed in the Superior Court of Fulton County, Georgia (the “Superior Court”), captioned Galaxy Next Generation, Inc., Plaintiff, v. Bradley Ehlert, Defendant/Counterclaim-Plaintiff  v. Galaxy Next Generation, Inc.; Ehlert Solutions Group, Inc.; Interlock Concepts, Inc.; Gary LeCroy and Magen McGahee, Counter-Claim Defendants, Civil Action File No. 2021CV353606 (the “Superior Court Action”).

The disputes which precipitated the Superior Court Action arose out of Galaxy’s  purchase in 2019 of Interlock Concepts, Inc. (“ICI”) and Ehlert Solutions Group, Inc. (“ESG”) from an individual named Bradley Ehlert.  Post-closing, disputes arose between Galaxy and its majority shareholders, on the one hand, and Mr. Ehlert, on the other hand.  Eventually, in 2021 Galaxy initiated a lawsuit in the Fulton County Superior Court against Mr. Ehlert seeking damages for, inter alia, breach of contract, fraud, securities fraud, conversion, breach of fiduciary duty, and usurpation of corporate opportunity.  Mr. Ehlert answered, denying the material allegations of the Complaint, and asserted counterclaims, inter alia, for alleged breach of contract, fraud, securities fraud, Georgia RICO, breach of fiduciary duty, and indemnification.  Mr. Ehlert also added ESG, ICI, and the Debtor’s Principals as counterclaim defendants.

After several years of costly discovery and pretrial motions practice, in March 2024, the Superior Court Action was tried before a jury which found, among other things, that the Debtor and the Debtor’s Principals were each liable to Ehlert for (a) conspiracy for fraud and securities fraud; (b) violation of Georgia’s Racketeer Influenced and Corrupt Organizations Act, (c) breach of fiduciary duty, and (d) attorneys’ fees and litigation costs.   On March 26, 2024 , the Superior Court entered a judgment in favor of Ehlert against the Debtor, the Debtor’s Principals and certain other related entities in the aggregate amount of $9 million, of which the Debtor’s Principals are jointly and severally liable in the amount of $6 million (the “Superior Court Judgment”).

On or about April 5, 2024, the Debtor and the Debtor’s Principals filed a notice of appeal of the Superior Court Judgment.  As a result of Chapter 11 filings by the Debtor, on the Petition Date, and the Debtor’s Principals, on July 18, 2024, the appeals are currently stayed.

Following confirmation of the Plan and occurrence of the Effective Date the Debtor’s appeal will be dismissed as part of the Ehlert Settlement, which is described below and is incorporated into the Plan.

2.05  Significant Events During Chapter 11 Case.

(a) Petition Date.  On May 9, 2024 (the “Petition Date”), the Debtor filed a voluntary petition for relief with the United States Bankruptcy Court for the Northern District of Georgia, Gainesville Division (the “Court”) under Chapter 11 of the Bankruptcy Code.  The Debtor is authorized to operate its business as a debtor in possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code.

(b) First Day Motions.  Shortly after the Chapter 11 Case was filed, the Debtor filed certain “First Day” motions seeking entry of certain orders on an expedited basis in order to minimize disruption to the Debtor’s business operations and facilitate an orderly reorganization process.  Those included, without limitation, motions seeking (i) an order authorizing the Debtor to pay accrued but unpaid prepetition wages earned by its employees, (ii) interim orders authorizing the Debtor to utilize Postpetition financing to fund budgeted operating and administrative expenses from two post-petition lenders, Southstar and Watson Properties; (iii) an order extending the time for the Debtor to file its Schedules.  An expedited hearing on the First Day Motions was conducted on May 13, 2024 (the “First Day Hearing”), following which the Court entered various orders granting the relief sought.

(c) Adversary Proceeding Seeking to Extend Automatic Stay.  On the Petition Date, the Debtor initiated Adversary Proceeding No. 24-02010 (the “Adversary Proceeding”) by filing a Complaint and motion for temporary restraining order and preliminary injunction against Mr. Ehlert seeking to extend the protection of the automatic stay (a) to prevent Mr. Ehlert from seeking to enforce his judgment against the Debtor’s Principals so they would be able to focus on pressing matters in the Chapter 11 Case and the Debtor’s reorganization efforts, and (b) to stay the appeal filed by the Debtor’s Principals until such time, if any, as the automatic stay was modified to permit the Debtor’s appeal to go forward.  The motion was heard and testimony at the First Day Hearing.  On May 15, 2024, the Court entered an Order Granting Temporary Restraining Order and Preliminary Injunction [Adv. Dkt. No. 15], which granted a temporary restraining order pending a further hearing.  A second hearing on the motion was conducted on June 18, 2024, to consider entry of a preliminary injunction. On June 21, 2024, the Court entered an Order Granting Preliminary Injunction [Dkt. No. 24] (the “Preliminary Injunction Order”).  The Preliminary Injunction, among other things, extended the stay preventing Mr. Ehlert from conducting certain post-judgment collection activities against the Debtor’s Principals for a limited period, through July 18, 2024.

(d) Retention of Debtor’s Professionals.  The Debtor retained the Atlanta-based firm of Scroggins, Williamson & Ray, P.C. (f/k/a Scroggins & Williamson, P.C.) as its general bankruptcy counsel.  Scroggins & Williamson, P.C. has extensive experience representing debtors in complex Chapter 11 bankruptcy cases.

(e) Retention of Chief Restructuring Officer.   On May 15, 2024, the Court entered an Order [Dkt. No. 34] approving the Debtor’s retention of GGG Partners, LLC, to provide the services of Katie S. Goodman as Chief Restructuring Officer of the Debtor.  Among other things, consistent with GGG’s engagement agreement, since her appointment, Ms. Goodman has assisted in (i) overseeing the Debtor’s performance of its reporting obligations through the Chapter 11 process, including the preparation of schedules, and monthly operating reports; (ii) budgeting and developing projections; (iii) advising and providing guidance with respect to finances and making financial decisions; and (iv) evaluating various strategic alternatives for reorganization with the Debtor and counsel.

(f) Appointment of Committee and Retention of Committee Professionals.  On or about May 29, 2024, the U.S. Trustee pursuant to its authority under Section 1102 of the Bankruptcy Code appointed the following members to the Official Committee of Unsecured Creditors (the “Committee”):  (i) Bradley Ehlert, (ii) Breeze Advance, LLC, (iii) Mast Hill Fund,  LP, and (iv) Tate Technology, Inc.  Thereafter, on June 14, 2024, the U.S. Trustee added Diamond Investment Group II, LLC as a fifth member of the Committee.  The Committee retained the law firm of Jones Walden, LLC, as its counsel.  Jones Walden, LLC has substantial experience representing official committees in complex Chapter 11 cases.

(g) Schedules and Statement of Financial Affairs.  On June 5, 2024, the Debtor filed with the Court its schedules and statements required by Bankruptcy Rule 1007 (the “Schedules”).  These Schedules provide information concerning the Debtor’s financial condition on or about the Petition Date.  These documents are available from the Office of the Clerk of the U.S. Bankruptcy Court for the Northern District of Georgia and are online at https://ecf.ganb.uscourts.gov (please note that a PACER account is required to view and download documents).

(h) Bar Date Motion.  By Order of the Bankruptcy Court dated January 7, 2015, the Court established June 27, 2024, as the Bar Date by which all creditors holding prepetition claims (including administrative expense claims under 11 U.S.C. § 503(b)(9) for goods delivered within 20 days prior to the Petition Date) were required to file proofs of claim or be barred from (i) asserting any claim against the Debtor, and (ii) voting on, or receiving distributions under, the Plan.  Certain creditors whose claims were listed in the Schedules and not identified as “contingent,” “disputed” or “unliquidated” may not have been required to file proofs of claim.

(i) Ehlert Motions.  On or about May 13, 2024, Bradley Ehlert filed a Motion for Appointment of Independent Trustee [Dkt. No. 29] (the “Trustee Motion”), seeking appointment of a Chapter 11 Trustee.  On August 6, 2024, Mr. Ehlert also filed an Amended Motion to Dismiss or Convert to Chapter 7 (the “Conversion Motion”) [Dkt. No. 91], and an Amended Motion to Lift Stay (Dkt. No. 92] (the “Lift Stay Motion”; and together with the Trustee Motion and the Conversion Motion, the “Ehlert Motions”).  On September 23, 2024, the Debtor filed three separate Responses opposing the Ehlert Motions [Dkt. Nos. 111, 112, and 113].  The Ehlert Motions are currently set for hearing on November 13, 2024.  In light of the Ehlert Settlement, which is incorporated into the Plan, the Debtor anticipates that the Ehlert Motions will be withdrawn by Ehlert at or before the Confirmation Hearing.

2.06 Certain Federal Income Tax Consequences.  The confirmation and execution of the Plan may have tax consequences to Holders of Claims and Equity Interests.  The Debtor does not offer an opinion as to any federal, state, local, or other tax consequences to Holders of Claims and Equity Interests as a result of the confirmation of the Plan.  All Holders of Claims and Equity Interests are urged to consult their own tax advisors with respect to the federal, state, local, and foreign tax consequences of the Plan.  This Plan is not intended, and should not be construed, as legal or tax advice to any Creditor, Equity Interest Holder, or other party in interest.

2.07 Best Interests Test and Liquidation Analysis.  Section 1129(a)(7) of the Bankruptcy Code requires that each Holder of an Impaired Claim or Equity Interest either (a) accept the Plan or (b) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such Holder would receive if the Debtor were liquidated under chapter 7 of the Bankruptcy Code.  The principal assets of the Debtor’s Estate consist of cash on hand, accounts receivable, inventory and machinery and equipment.  The Debtor’s other remaining assets consist primarily of Causes of Action and Claims, including, without limitation, Avoidance Actions.

Attached hereto as Exhibit 1 is a Liquidation Analysis showing the projected return under the proposed Plan versus a projected return under a hypothetical distribution under Chapter 7. As shown by that analysis, the value of any distributions if the Debtor’s Chapter 11 Case is converted to a case under Chapter 7 of the Bankruptcy Code would be substantially less than the value of Distributions under the Plan.

Under the Plan the Debtor projects future revenues will be available to fund operations and make Distributions to creditors.  Also, Watson Properties has agreed to support the Debtor’s Plan by, among other things, advancing $500,000 on or before the Effective Date for payment of an initial Distribution to Class 10 Creditors.  Additionally, over the 5-year Plan Period Class 10 Creditors will receive annual payments of up to $266,667 from the Reorganized Debtor’s Net Cash Flow during each of 2027, 2028, and 2029, payable no later than the end of each year, as well as GUC Trust Net Proceeds from Causes of Action and GUC Stock to be assigned to the GUC Trust.  In Chapter 7 the Debtor would shut down, there would be no future revenues generated from business operations, and the $500,000 advance and other financial accommodations to be provided by Watson Properties under the proposed Plan would no longer be available.  In Chapter 7 the only proceeds which would be available would be sales proceeds from liquidating remaining assets and speculative recoveries from Causes of Action (which would also be available through the GUC Trust proposed under the Plan).

The Debtor factors virtually all of its accounts receivable to secured lender SouthStar, so in Chapter 7 collections on these will be used primarily to satisfy the Debtor’s indebtedness to SouthStar.

In liquidation the Debtor’s remaining inventory and machinery and equipment are projected to generate substantially less than market or book value.  Moreover, as noted above, once the Debtor ceases business operations there will be no future revenue to pay creditors, including senior Claims such as:  (a) the Watson Properties DIP Loan, (b) other secured loans (which would be assumed and paid over time under the Plan), and (c) approximately $1.6 million of Priority Tax Claims, which under a confirmed Chapter 11 plan may be paid over a 5 year period under 11 U.S.C. § 1129(a)(9)(C).  Instead, in Chapter 7 these Secured Claims and Priority Tax Claims, together with any Allowed Administrative Claims, would have to be paid in full from liquidation proceeds before there would be any funds available for Unsecured Creditors.

Additionally, conversion of the Chapter 11 Case to a Chapter 7 case would require the appointment of a Chapter 7 trustee, and in turn, such Chapter 7 trustee’s likely retention of new professionals.  The “learning curve” that the trustee and new professionals would be faced with comes at a significant cost to the Estate and with a significant delay compared to the time of distributions under the Plan (and prosecution of Causes of Action).  Worse still, a Chapter 7 trustee would be entitled to significant commissions based on distributions made to creditors.  All of these additional Administrative Claims would further diminish the possibility of any return to Unsecured Creditors.

As a result, the Debtor believes that the Estate would have substantially less funds for distribution in a hypothetical Chapter 7 liquidation than under the proposed Plan, and therefore Holders of Claims in all Impaired Classes will recover less in a hypothetical Chapter 7.  Accordingly, the Debtor believes that the “best interests” test of Bankruptcy Code Section 1129 is satisfied.

ARTICLE III

SUMMARY OF TREATMENT OF CLAIMS AND ESTIMATED RECOVERIES

The following chart provides a summary of treatment of each Class of Claims (and Administrative and Priority Tax Claims) and an estimate of the recoveries of each class.  The treatment provided in this chart is for information purposes only and is qualified in its entirety by the Plan.

Class Structure and Summary of Distributions Under the Plan

Class No.	Claim/Interest	Treatment of Claim/Interest	Estimated Amount and Projected Recovery	Voting Rights
N/A	Administrative Expense Claims	Paid in full on the Effective Date.	Estimated Amount: $100,000 Estimated Recovery: 100% of Allowed Amount	Unimpaired and not entitled to vote
N/A	Priority Tax Claims	Paid over 5 years plus interest at the Section 6621 Interest Rate (or the applicable statutory rate under state law).	Estimated Amount: $1,618,617 Estimated Recovery: 100% of Allowed Amount	Unimpaired and not entitled to vote
1	Priority Non-Tax Claims	Paid in full on the Effective Date.	Estimated Amount: $0.00 Estimated Recovery: 100% of Allowed Amount	Unimpaired and not entitled to vote

2	Secured Claims of Watson Properties

$1.5M DIP loan paid interest only over a period of 5 years beginning 1Q 2025 calculated at 12% and payable quarterly.  Principal will be payable in full, $500,000 at the end of 2029, and $1.0 million pursuant to a note on or before December 31, 2032.

$2.2 million Prepetition loans will be treated as follows: (a) $800,000 would be released in exchange for 90% of common stock in reorganized Debtor, and (b) $1.4 million would be subordinated to distributions to allowed Class 10 claims, but would continue to be secured by any pre-petition security interests (except any GUC Trust Assets).

Estimated Amount: DIP Loan $1,500,000

Estimated Recovery: 12% interest during life of Plan, with $500,000 principal paydown at end of 2029 & note for $1,000,000 payable on or before December 31, 2032.

Prepetition Claim:

Estimated Amount: $2.2 million

Estimated Recovery: See Treatment of Claim

Impaired and entitled to vote
3	Secured Claim of SouthStar Financial, LLC	Assume Note and pay in ordinary course.	Estimated Amount: $150,000 Estimated Recovery: 100% of Allowed Amount	Unimpaired and not entitled to vote
4	Secured Claims of AJB Capital	Allowed Secured Claim of $150K payable annually in equal installments of $30,000/yr. Balance of claim ($1,677,000) treated as unsecured Class 10 Claim.	Estimated Amount: $150,000 Estimated Recovery: 100% of Allowed Amount	Impaired and entitled to vote
5	Secured Claim of First Citizens	Assume Note and pay in ordinary course.	Estimated Amount: $162,338 Estimated Recovery: 100% of Allowed Amount	Unimpaired and not entitled to vote
6	Secured Claim of George Mitchell Allen Foundation	Assume Note and pay in ordinary course.	Estimated Amount: $281,358 Estimated Recovery: 100% of Allowed Amount	Unimpaired and not entitled to vote
7	Secured Claim of Mercedes-Benz Financial Services USA, LLC	At Debtor’s option it will either surrender collateral or sell collateral and pay off secured claim. Any deficiency will be treated under Class 10.	Estimated Amount: $37,707 Estimated Recovery: 100% of Allowed Amount	Unimpaired and not entitled to vote

8	Secured Claim of Ford Motor Credit	Assume Note and pay in ordinary course.	Estimated Amount: $6,111 Estimated Recovery: 100% of Allowed Amount	Unimpaired and not entitled to vote
9	Other Secured Claims

Debtor’s option:

 (i) by the transfer, assignment and conveyance by the Debtor of the collateral securing such Class 9 Claim to the Holder of such Allowed Secured Claim in full and final satisfaction of such Allowed Secured Claim, (ii) by the sale of the collateral securing such Allowed Secured Claim, following Designated Notice, and the payment by the Debtor to the Holder of such Allowed Secured Claim the net sale proceeds in an amount equal to the value of such Holder’s interest in the collateral in full and final satisfaction of such Allowed Secured Claim, or (iii) by payment of Cash to the Holder of such Allowed Secured Claim in an amount equal to the value of such holder’s interest in the collateral securing the Allowed Secured Claim.

			Estimated Amount: $0.00 Estimated Recovery: 100% of Allowed Secured Claim	Impaired and entitled to vote
10	General Unsecured Claims

Will receive disbursements over a 5 year period from 2025 – 2029 funded by an initial advance of $500,000 from Watson Properties on or before the Effective Date plus annual payments of up to $266,667 from Net Cash Flow based on projections, beginning in 2027.  Will also receive any GUC Trust Net Proceeds.

			Estimated Amount: $16,000,000 Estimated Recovery: 8% of Allowed Amount, plus any GUC Trust Net Proceeds.	Impaired and entitled to vote
11	Insider Claims	No distributions.	Estimated Amount: $933,000 Estimated Recovery: 0%	Impaired and deemed to reject
12	Allowed Equity Interests	All equity is cancelled, and Holders receive no distribution.	Estimated Recovery: $0.00	Impaired and deemed to reject

ARTICLE IV

TREATMENT OF CLASSES UNDER THE PLAN

The following is a summary of the Plan.  This overview is qualified in its entirety by reference to the provisions of the Plan.

4.1 In General.  Claims and Equity Interests in Classes 1 – 12 will be treated under the Plan in the manner set forth in Article V of the Plan.  Except as otherwise specifically provided in the Plan, the treatment of, and the consideration to be received by, Holders of Allowed Claims and Holders of Allowed Equity Interests pursuant to the Plan will be in full and final satisfaction, settlement, release, extinguishment, and discharge of their respective Allowed Claims, of any nature whatsoever, and Allowed Equity Interests.

4.02 Unclassified Claims.  Each Holder of an Allowed Administrative Expense Claim or an Allowed Priority Tax Claim will receive the treatment set forth in Article II of the Plan.

4.03 Class 1:  Priority Non-Tax Claims.  Each holder of an Allowed Priority Non-Tax Claim, if any, designated in Class 1 shall be paid by the Reorganized Debtor as follows:

(a)  In full, in Cash, on the later of the Effective Date or, if an objection to such Claim is asserted, five business days following the date of a Final Order allowing any such Claim; or

(b)  Upon such other terms as may be agreed to between the Reorganized Debtor and a Holder of an Allowed Priority Noon-Tax Claim.

Class 1 is unimpaired by the Plan.  Holders of Class 1 Claims are not entitled to vote to accept or reject the Plan.

4.04 Class 2:   Watson Properties Claims.  Class 2 consists of both the Watson Pre-Petition Claim and the Watson DIP Claim.

(a)  Watson Pre-Petition Claim.  The Watson Prepetition Claim will be Allowed in the amount of $2,200,000.  On the Effective Date, the Claim will be reduced by $800,000 in exchange for newly issued shares representing 90% of the outstanding common stock in the Reorganized Debtor.  The remainder of the Claim, in the amount of $1,400,000, shall continue to be secured by its existing security interest in the Nancy Street Property, but shall receive no distributions from the Reorganized Debtor unless and until all obligations of the Reorganized Debtor to Class 10 Creditors under the Plan have been met.

(b)  Watson DIP Claim.  The Watson DIP Claim shall be treated as follows.  Beginning with the first quarter of 2025 and continuing for a period of five (5) years, Watson Properties shall be paid on a quarterly basis interest at the rate of 12% a.p.r. on the outstanding $1,500,000 principal balance which will be owed as of the Effective Date (the “Watson DIP Principal Balance”).  On December 31, 2029, $500,000 of the Watson DIP Principal Balance (representing the Watson Initial Distribution Advance) shall be due and payable.  The remaining Watson DIP Principal Balance of $1,000,000 will be payable in full on or before December 31, 2032 under a new promissory note bearing interest and containing payment terms as shall be agreed between the Reorganized Debtor and Watson Properties on or before December 31, 2029.  Until such time as the Watson DIP Claim has been paid in full it shall continue to be secured by all collateral and in such priority as provided under the Watson DIP Agreement and the Watson DIP Orders.  As additional collateral, the Watson DIP Claim will also be secured by any Excluded Causes of Action, but the Watson DIP Claim will not be secured by Causes of Action which are being transferred and assigned to the GUC Trust.

4.05 Class 3: SouthStar DIP Claim.  The SouthStar DIP Claim is a Secured Claim pursuant to the SouthStar DIP Agreement and the SouthStar DIP Orders.  The SouthStar DIP Claim shall be Allowed in the amount of the outstanding unpaid balance under the SouthStar DIP Agreement as of the Effective Date.  The SouthStar DIP Agreement shall be assumed by the Reorganized Debtor as of the Effective Date and the SouthStar DIP Claim shall be paid pursuant to the terms and conditions of the SouthStar DIP Agreement.  Until such time as SouthStar’s Secured Claim has been paid in full it shall continue to be secured by all collateral and in such priority as provided under the SouthStar DIP Agreement and the SouthStar DIP Orders.

4.06 Class 4:  Secured Claim of AJB Capital:  AJB Capital (“AJB”) is the Holder of a pre-petition Claim against the Debtor in the amount of $1,827,500.00 which it asserts is secured by a second priority security interest in the Debtor’s assets, subject only to the Allowed Secured Claim of SouthStar. AJB’s Claim will be bifurcated and treated under the Plan as follows:  AJB will have an Allowed Secured Claim in the amount of $150,000 (the “AJB Secured Claim”).  With respect to AJB Secured Claim, AJB will receive annual payments under the Plan in the amount of $30,000 for five years, for a total of $150,000.  The AJB Secured Claim will not be entitled to interest.  Until such time as the AJB Secured Claim has been paid in full, it shall continue to be secured by all collateral and in such priority as it was on the Petition Date.  The remaining balance of AJB’s Claim, in the amount of $1,677,500, shall be Allowed and treated as an Unsecured Claim under Class 10.

4.07 Class 5: Secured Claim of First Citizens.  First Citizens filed Proof of Claim No. 25-1 in the Case on August 2, 2024 (the “First Citizens POC”), asserting a Secured Claim in the amount of $160,157.97.  First Citizens’ Secured Claim against the Debtor is based on Prepetition loans to the Debtor under a Business Equity Line Note in the original principal amount of $160,000 (the “First Citizens Note”).  The First Citizens Note is secured by a first priority security interest in the Nancy Street Property pursuant to a Security Deed dated August 31, 2022 (the “First Citizens Security Deed”).  First Citizens shall have an Allowed Secured Claim as set forth in the First Citizens POC.  As of the Effective Date, the Reorganized Debtor shall assume the First Citizens Note and the First Citizens Security Deed, and shall continue to pay all obligations to First Citizens under the First Citizens Note in accordance with its terms and conditions, and all indebtedness to First Citizens thereunder will continue to be secured by the Nancy Street pursuant to the First Citizens Security Deed.

4.08 Class 6:  Secured Claim of George Mitchell Allen Foundation.  The George Mitchell Allen Foundation (“GMAF”) shall have an Allowed Secured Claim in the amount of $281,358.00 (the “GMAF Secured Claim”) based on a Prepetition loan to the Debtor (the “GMAF Loan”).  The GMAF Loan is secured by a second priority security interest in the Nancy Street Property pursuant to a Deed to Secure Debt dated November 1, 2022 (the “GMAF Security Deed”).  As of the Effective Date, the Reorganized Debtor shall assume the GMAF Loan and the GMAF Security Deed, and shall continue to pay all obligations to GMAF under the GMAF Loan in accordance with its terms and conditions, and all indebtedness to GMAF thereunder will continue to be secured by the Nancy Street Property pursuant to the GMAF Security Deed

4.09 Class 7:  Secured Claim of Mercedes-Benz Financial Services USA, LLC.  (Mercedes−Benz Financial Services USA, LLC. “MBFS”) filed Proof of Claim No. 30-1 in the Case on August 14, 2024 (the “MBFS POC”), asserting a Secured Claim in the amount of $37,706.95.  MBFS financed the Debtor’s purchase of a 2021 Mercedes Benz cargo van (the “MBFS Collateral”) under a Retail Installment Sales Contract (the “MBFS Financing Agreement”). The Debtor’s obligations to MBFS under the MBFS Financing Agreement are secured by a first priority purchase money security interest in the MBFS Collateral.   The Allowed Secured Claim of MBFS shall be satisfied as soon as practicable on or after the Effective Date, at the Reorganized Debtor’s option, as follows (i) by surrender of the MBFS Collateral to MBFS, or (ii) by the sale of the MBFS Collateral and the payment by the Debtor to the MBFS of net sale proceeds in an amount equal to the value of MFBS’s Allowed Secured Claim.  Any remaining  deficiency Claim will be treated as an Unsecured Claim in Class 10.

4.10 Class 8:  Secured Claim of Ford Motor Credit.  Ford Motor Credit, LLC (“Ford”) filed Proof of Claim No. 11-1 in the Case on July 9, 2024 (the “Ford POC”), asserting a Secured Claim in the amount of $14,205.71.  Ford financed the Debtor’s purchase of a 2019 Ford Transit Truck (the “Ford Collateral”) under a Retail Installment Sales Contract (the “Ford Financing Agreement”). The Debtor’s obligations to Ford under the Ford Financing Agreement are secured by a first priority purchase money security interest in the Ford Collateral.  Ford shall have an Allowed Secured Claim as set forth in the Ford POC.  As of the Effective Date, the Reorganized Debtor shall assume the Ford Financing Agreement, and shall continue to pay all obligations to Ford (or its designee) under the Ford Financing Agreement in accordance with its terms and conditions, and all indebtedness to Ford thereunder will continue to be secured by a first priority security interest in the Ford Collateral.

4.11 Class 9:  All Other Secured Claims.  Each Allowed Secured Claim in Class 9, if any, shall be satisfied as soon as practicable on or after the Effective Date, at the Debtor’s option, as follows (i) by the transfer, assignment and conveyance by the Debtor of the collateral securing such Class 2 Claim to the Holder of such Allowed Secured Claim in full and final satisfaction of such Allowed Secured Claim, (ii) by the sale of the collateral securing such Allowed Secured Claim, following Designated Notice, and the payment by the Debtor to the Holder of such Allowed Secured Claim of the net sale proceeds in an amount equal to the value of such Holder’s interest in the collateral in full and final satisfaction of such Allowed Secured Claim, or (iii) by payment of Cash by the Debtor from the Plan Funding Reserve to the Holder of such Allowed Secured Claim in an amount equal to the value of such holder’s interest in the collateral securing the Allowed Secured Claim.

4.12 Class 10:  Allowed Unsecured Claims.  Class 10 consists of all Allowed Unsecured Claims which are not Insider Claims.  Each Holder of a Class 10 Claim shall receive a pro rata share of Distributions to be made from (a) the $500,000 Watson Initial Distribution Advance; (b) annual payments of up to $266,667 from the Reorganized Debtor’s Net Cash Flow during each of 2027, 2028, and 2029, payable no later than the end of each year; and (c) GUC Trust Net Proceeds.

4.13 Class 11:  Insider Claims.  Class 11 consists of all Allowed Insider Claims.  Allowed Insider Claims shall receive no Distributions under the Plan.

4.14 Class 12:  Equity Interests.  Class 12 consists of all Allowed Equity Interests in the Debtor.  As of the Effective Date all Allowed Equity Interests in the Debtor shall be deemed canceled.

ARTICLE V

MEANS FOR IMPLEMENTATION AND EXECUTION OF PLAN

5.1 Source of Cash for Distributions.   Allowed Professional Expense Claims awarded under 11 U.S.C. § 327 or 330 shall be paid first from any retainers provided or reserves established as contemplated under orders entered in the Chapter 11 Case and, to the extent any deficiencies remain, from cash on hand and/or future earnings of the Reorganized Debtor.  Distributions to Holders of Allowed Claims in Classes 1 – 9 shall be paid from cash generated by the Reorganized Debtor’s operations.  Distributions to Holders of Allowed Claims in Class 10 shall be paid from a $500,000 advance under the Watson DIP Agreement, Net Cash Flow generated by the Reorganized Debtor and GUC Trust Net Proceeds   Except as otherwise provided in the Plan, no Claims shall bear interest from and after the Petition Date.

5.02 Liquidation of GUC Stock.  On the Effective Date the GUC Stock shall be issued to the GUC Trust for the benefit of the Beneficiaries.  In the event the Reorganized Debtor issues any additional common stock during the time the GUC Stock is held by the GUC Trust, the Reorganized Debtor shall simultaneously issue additional shares to the GUC Trust sufficient to ensure that 10% of all outstanding common stock is held by the GUC Trust.  The GUC Trustee shall have authority to vote the shares comprising the GUC Stock on any matter as to which common stockholders are entitled to vote under the Reorganized Debtor’s Bylaws.  Notwithstanding anything to the contrary in this Plan or the GUC Trust Agreement, (a) the GUC Trustee shall not be permitted to sell the GUC Stock for a period of two years following the Effective Date, and (b) after the expiration of two years following the Effective Date, the GUC Trustee shall be permitted to sell the GUC Stock, subject to the Reorganized Debtor’s right of first refusal, the terms of which are as follows:

(a)  If the GUC Trustee shall receive a bona fide offer (a "Third Party Offer") from a third party to purchase any or all of the shares comprising the GUC Stock (the "ROFR Property"), which Third Party Offer is in all respects acceptable to the GUC Trustee, then the GUC Trustee shall notify the Reorganized Debtor in writing of such Third Party Offer (an “Offer Notice”).  The Offer Notice to the Reorganized Debtor shall include all terms and conditions of the Third Party Offer.

(b)  For a period of thirty (30) days after such Offer Notice is received by the Reorganized Debtor,  the Reorganized Debtor (or its assignee) shall have the exclusive right to purchase the ROFR Property upon the terms and conditions set forth in the Third Party Offer.  The Reorganized Debtor shall exercise such right of first refusal, if at all, by delivering its written notice of intent to purchase the ROFR Property (a “Purchase Notice”) upon the same terms and conditions as the Third Party Offer within thirty (30) days after the Reorganized Debtor’s receipt of the GUC Trustee’s Offer Notice. Such purchase shall close  not later than thirty (30) days following the GUC Trustee’s receipt of the Purchase Notice.

(c)  If the Reorganized Debtor fails  to  timely deliver a Purchase Notice with respect to a Third Party Offer, then the GUC Trustee shall be free to sell the ROFR Property for a period of six (6) months thereafter on the same economic terms and conditions (or on different terms more favorable to GUC Trustee) without offering the ROFR Property to the Reorganized Debtor. If the GUC Trustee does not convey its interest in the ROFR Property within such six (6) month period, then the Reorganized Debtor's right of first refusal with respect to such ROFR Property shall be reinstated.

5.03 Watson Plan Support Agreement.  In order to support the Debtor’s reorganization effort, Watson Properties has agreed to make certain financial accommodations and concessions regarding the treatment of its Claims, as described in the Watson Plan Support Agreement.  Under the Watson Plan Support Agreement, Watson Properties shall, inter alia, make the Watson Initial Distribution Advance of $500,000 under the Watson DIP Agreement on or before the Effective Date for the purpose of funding an initial Distribution to Class 10 Creditors.

5.04 Watson Initial Distribution Advance. The proceeds of the Watson Initial Distribution Advance will be held by Scroggins, Williamson & Ray, P.C. (“SWR”) in its IOLTA account, and shall be disbursed therefrom only to fund Distributions to Class 10 Creditors as provided in the Plan.  The Reorganized Debtor shall provide to the GUC Trustee no less than ten (10) days’ advance written notice of proposed Distributions from said proceeds, identifying the proposed amounts and Creditors to be paid.  Any proposed Distribution as to which the GUC Trustee objects in writing to the Reorganized Debtor (with a copy to SWR) within such ten-day period may only be made pursuant to an order of the  Court or by express agreement between the Reorganized Debtor and the GUC Trustee.  Proposed Distributions as to which no objection is asserted by the GUC Trustee within such ten-day period shall be deemed approved and may be made by SWR on behalf of the Reorganized Debtor.  SWR’s role with respect to holding and disbursing the proceeds of the Watson Initial Distribution Advance shall be ministerial only, and SWR shall have no liability to any part with respect thereto except for gross negligence or willful misconduct.

5.05 Ehlert Settlement.  The following settlement and compromise between the Debtor and Reorganized Debtor, on the one hand, and Ehlert, on the other hand, is incorporated into the Plan and shall be binding and enforceable as of the Effective Date:

(a)  The Debtor and/or Reorganized Debtor will assign both issued patents (US Patent No. 11,363,379 "Audio/visual device with central control, assistive listening, or a screen" and US Patent No. 11,026,277 "Assistive listening system that uses sound waves for device pairing") as well as two patent applications (collectively, the "Patents") to Ehlert with the condition that he waive any and all potential causes of action against any party arising from the use of the technology which is the subject of one or more Patents in product manufactured prior to the date of the assignment. For the avoidance of doubt, Ehlert would be prohibited from initiating litigation against the Debtor, the Reorganized Debtor, or any of their customers for, inter alia, infringement of the Patents by product manufactured prior to confirmation of the Plan, including the approximately 150 Amplifier, Teacher Microphone, and Student Microphone units (the Remaining Units”) currently in the Debtor’s inventory.

(b)  The Reorganized Debtor and Ehlert will enter into an agreement which allows each party to use and/or improve upon the intercom software in the form which was in existence as of January 1, 2020 ("Version 5.5''). The agreement would provide, among other things that (i) each party would retain ownership of any updates, modifications, or derivative works they create (or have previously created) independently, and updates made by one party do not grant any rights to the other party with respect thereto; (ii) any derivative works or improvements to Version 5.5 developed by a party are considered separate works, and each party will maintain copyright ownership of those specific derivative works; and (c) confidentiality clauses that provide that Version 5.5 is a trade secret of each party which cannot be disclosed publicly.

(c)   The Debtor and/or Reorganized Debtor shall transfer and assign to Ehlert ownership of the Amplifier, Teacher Microphone, and Student Microphone, including molds, schematics, and firmware, in the form utilized as of the Effective Date, plus the Call Switch in the form purchased by the Debtor in 2019 (but not any improvements or new products developed thereafter), and Ehlert will be deemed to waive any and all potential causes of action against any party arising from the use of these products if they were manufactured and/or sold prior to the date of the assignment. For the avoidance of doubt, this exception includes the Remaining Units currently in the Debtor’s inventory.

(d)   Notwithstanding anything to the contrary herein, following the Effective Date the Reorganized Debtor shall only utilize the Remaining Units in connection with the Debtor’s existing warranty program (e.g., to replace defective units sold to customers), and the Remaining Units shall not be reverse engineered to assist in the creation of similar or identical products.

(e)   The Debtor and/or Reorganized Debtor shall promptly dismiss with prejudice the Debtor’s appeal filed from the judgment obtained by Ehlert against the Debtor in the Superior Court of Fulton County, Georgia, on or about March 26, 2024.

(f)   Proof of Claim No. 2 filed by Ehlert in the Case on May 20, 2024, asserting a general, unsecured claim in the amount of $9,180,958.89, will be reduced by $500,000, following which Ehlert shall have an Allowed Unsecured Claim in Class 10 in the amount of $8,680,958.89 as its sole Allowed Claim in the Case.

(g)   The Debtor and Reorganized Debtor hereby waive and release any and all claims, demands, and causes or action, whether known or unknown, which, as of the Effective Date, either or both may have against Ehlert in either his personal or professional capacity.

5.06 Creation of GUC Trust.  On the Effective Date, the GUC Trust shall be created.  The GUC Trust shall be governed by the GUC Trust Agreement, the Plan and the Confirmation Order.

5.07 Vesting of GUC Trust Assets. On the Effective Date, pursuant to Section 1123(b) of the Bankruptcy Code, the Debtor shall be deemed to have transferred and assigned all GUC Trust Assets to the GUC Trust.  All transfers to the GUC Trust shall be free and clear of all liens, claims, interests and encumbrances, except as otherwise set forth in the Plan.  For the avoidance of doubt, except as expressly provided in the Plan or the Confirmation Order, nothing in the Plan shall be construed to restrict or limit the ability or standing of the GUC Trustee to assert any Causes of Action transferred to the GUC Trust.  In connection with any Causes of Action that are transferred to the GUC Trust, any attorney-client privilege, work-product privilege or protection, or other privilege or immunity attaching to any documents or communications thereto (whether written or oral) will also exist for the benefit of the GUC Trust and will vest in the GUC Trustee and his or her representatives.  The GUC Trustee is authorized to take all necessary actions to benefit from such privileges.  For federal income tax purposes, the transfer of the GUC Trust Assets to the GUC Trust will be deemed to be a transfer to the Holders of Allowed Claims in Class 10 (who are the Beneficiaries), followed by a deemed transfer by such Beneficiaries to the GUC Trust.

5.08 Appointment, Removal and Resignation of the GUC Trustee.  Jon David Huffman shall be appointed as the GUC Trustee as of the Effective Date.  If Mr. Huffman shall cease to serve at any time following the Effective Date,  a successor shall be designated by the Beneficiaries Committee.  From and after the Effective Date, the GUC Trustee shall oversee and administer the GUC Trust pursuant to the Plan and the GUC Trust Agreement.  Following the Effective Date the GUC Trust Agreement shall govern the appointment, resignation, removal and replacement of the GUC Trustee.

5.09 Rights and Obligations of the GUC Trustee. The GUC Trustee shall have the rights, duties and obligations set forth in the GUC Trust Agreement and the Plan.  Such rights, duties and obligations include, but are not limited to, exercising control and authority over the GUC Trust Assets and responsibility for Litigation and administering (or abandoning, as the case may be) the GUC Trust Assets and taking actions on behalf of, and representing, the GUC Trust.  Except for those matters expressly reserved in the Plan for the Reorganized Debtor, in connection with the performance of his or her duties under the Plan and the GUC Trust Agreement, including the investigation and prosecution of any Causes of Action assigned to the GUC Trust, the GUC Trustee shall be the representative of the Estate as contemplated by Section 1123(b)(3)(B) of the Bankruptcy Code and shall have the rights and powers of a trustee appointed under Sections 702 and 1104 of the Bankruptcy Code to act on behalf of the Estate and the GUC Trust with regard to the GUC Trust Assets and the GUC Trust. The GUC Trustee shall have the authority to bind the GUC Trust within the limitations set forth in the GUC Trust Agreement, the Plan and the Confirmation Order, but shall for all purposes hereunder be acting in the capacity of GUC Trustee and not individually.  Within the limitations set forth in the GUC Trust Agreement, including any required approvals by the Beneficiaries Committee, and subject to the provisions of the Plan, the responsibilities and authority of the GUC Trustee, shall include, without limitation: (a) the making of Distributions to Beneficiaries as contemplated in the Plan; (b) objecting or initiating adversary proceedings relating to Claims, as determined appropriate by the GUC Trustee; (c) establishing and maintaining disputed claim reserves to be determined in the discretion of the GUC Trustee; (d) filing appropriate tax returns with respect to the GUC Trust in the exercise of its fiduciary obligations; (e) retaining Professionals and other Persons without further order of the Bankruptcy Code, and compensating and reimbursing the expenses of those professionals and other Persons on the terms to be agreed to by the GUC Trustee and such Professionals and other Persons without further order of the Bankruptcy Court, to the extent set forth in the Liquidation Trust Agreement; (f) taking such actions, which in the sole discretion of the GUC Trustee are necessary to prosecute, resolve or compromise, as appropriate, all Causes of Action assigned to the GUC Trust; (g) selling the GUC Stock as permitted under the Plan; (h) opening, closing and maintaining new or existing bank accounts, letters of credit and other financial instruments; (i) cooperating with the Reorganized Debtor with respect to the preparation  and filing of U.S. Trustee Postconfirmation quarterly reports, until such time as the Bankruptcy Court enters an order (i) dismissing the Bankruptcy Case, (ii) converting the Bankruptcy Case to a case under chapter 7 of the Bankruptcy Code, or (iii) approving a final decree closing the Bankruptcy Case; (j) investing GUC Trust Assets in Permissible Investments or otherwise in accordance with Bankruptcy Code section 345; (k) taking such actions the GUC Trustee deems appropriate in his or her reasonable business judgment against any Person with respect to a GUC Trust Asset and commencing any process or proceeding with respect to any GUC Trust Asset in the Bankruptcy Court or in any court of competent jurisdiction in accordance with applicable laws, to the extent set forth in the GUC Trust Agreement; (l) proceeding with and employing all discovery devices permitted under applicable law, including Rule 2004 of the Bankruptcy Rules, in order to investigate any GUC Trust Assets; (m) asserting and/or waiving, as the GUC Trustee deems appropriate, any attorney-client privilege or similar privilege belonging to the Debtor immediately prior to the Effective Date and relating to the GUC Trust Assets; and (n) executing and delivering all documents and taking such actions as are necessary and reasonable to carry out the purposes of the GUC Trust and the Plan.  In the event that the GUC Trust and Ehlert, individually, shall have claims against the same third party, the GUC Trustee shall obtain Court approval prior to any compromise or settlement of the GUC Trust claim.

5.10 Compensation of the GUC Trustee.The GUC Trustee shall be compensated from the GUC Trust Assets in accordance with the provisions of the GUC Trust Agreement.

5.11 GUC Trust Expenses.  All GUC Trust Expenses will be charged against and paid from GUC Trust Assets, and the GUC Trustee will pay the same as and when due and payable to the extent of available funds.  The GUC Trustee may engage attorneys to prosecute Causes of Action and represent the GUC Trustee as set forth in the Plan and the GUC Trust Agreement. The Professionals retained by the GUC Trustee will be compensated from the GUC Trust Assets in accordance with the provisions of the GUC Trust Agreement.  The availability of funding, or lack thereof, to pay GUC Trust Expenses and GUC Trustee compensation may be considered by the GUC Trustee in exercising discretion regarding the prosecution, resolution, or settlement of any Cause of Action.

5.12 Post-Confirmation Report of GUC Trust.  The GUC Trustee shall cooperate with the Reorganized Debtor and provide any information required to prepare required post-confirmation reports.

5.13 Dissolution of GUC Trust.  The GUC Trust will be dissolved no later than six (6) years from the Effective Date unless the Bankruptcy Court, upon a motion filed prior to the sixth (6th) anniversary or the end of any extension period approved by the Bankruptcy Court (the filing of which will automatically extend the term of the GUC Trust pending the entry of an order by the Bankruptcy Court granting or denying the motion), determines that a fixed period extension (not to exceed two (2) years, together with any prior extensions, without a favorable letter ruling from the Internal Revenue Service or opinion letter that any further extension would not adversely affect the status of the GUC Trust as a GUC Trust for federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the GUC Trust Assets. After (a) the final Distribution of GUC Trust Assets pursuant to this Plan, and (b) the filing by or on behalf of the GUC Trust of a certification of dissolution with the Bankruptcy Court in accordance with this Plan, the GUC Trust will be deemed dissolved for all purposes without the necessity for any other or further actions.

5.14 Liability of GUC Trust.  On and after the Effective Date, the GUC Trust will have no liability on account of any Claims except as set forth in the Plan and in the GUC Trust Agreement.

5.15 Beneficiaries Committee. On the Effective Date, the Beneficiaries Committee will be appointed and will succeed to any and all rights of the Committee, as well as the other additional rights and obligations set forth in this Plan and the GUC Trust Agreement.  The initial members of the Beneficiaries Committee shall be the members of the Committee immediately prior to the Effective Date.  The Beneficiaries Committee may, through its by-laws, agree to provisions for removal and replacement members of the Beneficiaries Committee or the addition of new members of the Beneficiaries Committee.  The Beneficiaries Committee shall retain and have all of the rights, powers, and duties necessary to carry out its responsibilities under this Plan.

5.16 Administration of Claims.  Following the Effective Date, the Reorganized Debtor shall complete its respective reviews of Claims and shall initiate, file and prosecute any and all actions deemed necessary and appropriate to dispute, disallow, object to or otherwise quantify the Claims.  The Reorganized Debtor shall take actions regarding the administration, reconciliation and settlement of Claims, and shall object to such Claims and prosecute Claims Litigation related to such claims, until such time as the Reorganized Debtor determines that further pursuit of litigation or actions objecting to such Claims is no longer cost efficient, and will be of no further benefit. THE FAILURE TO OBJECT TO ANY CLAIM PRIOR TO THE COMMENCEMENT OF THE HEARING ON CONFIRMATION OF THE PLAN SHALL NOT BE DEEMED TO BE A WAIVER OF THE RIGHT TO OBJECT THEREAFTER TO SUCH CLAIM IN WHOLE OR IN PART FOR THE PURPOSE OF DISTRIBUTION.

5.17 Reorganized Debtor Expenses.  Reorganized Debtor Expenses, including Reorganized Debtor Professional Fees, shall be paid by the Reorganized Debtor.

5.18 Preservation of Rights of Action. Except as otherwise expressly provided herein, any rights or Causes of Action accruing to or held by the Debtor or its Estate prior to the Effective Date shall be deemed GUC Trust Assets of, and vest in, the GUC Trust on the Effective Date, exclusive of any Excluded Causes of Action. The GUC Trustee may pursue those Causes of Action which constitute GUC Trust Assets, as deemed appropriate.  The Plan, the Disclosure Statement and Schedules do not set forth an exhaustive list of all Causes of Action preserved under the Plan and vesting in the GUC Trust and the failure to identify or list any particular Cause of Action therein shall not constitute a waiver or release of such Cause of Action.  ALL CAUSES OF ACTIONS NOT EXPRESSLY RELEASED OR WAIVED IN THE PLAN OR THE CONFIRMATION ORDER SHALL SURVIVE CONFIRMATION, AND THE ASSERTION OF CAUSES OF ACTIONS SHALL NOT BE BARRED OR LIMITED BY ANY ESTOPPEL, WHETHER JUDICIAL, EQUITABLE OR OTHERWISE.

5.19 Reorganized Debtor No Longer Public Company.  Following the Effective Date, the Reorganized Debtor will no longer be a publicly traded corporation. In connection with cancelation of the Allowed Equity Interests in Class 12, the Debtor's common stock will be delisted from any exchange, and the Debtor’s reporting obligations under applicable securities laws will be terminated. This transition is intended to facilitate a streamlined restructuring process and to allow the Reorganized Debtor to focus on its operational revitalization without the burdens of public company governance and disclosure requirements. The Reorganized Debtor will be responsible for taking any further action, including any required filings with the SEC or other regulatory body, as may be necessary to effectuate the foregoing.  Any securities to be issued under the Plan shall be exempt from registration pursuant to Section 1145(a) of the Bankruptcy Code.

ARTICLE VI

DISCHARGE, RELEASE, LIMITATION OF LIABILITY, AND GENERAL INJUNCTION

6.1 DISCHARGE OF CLAIMS.   EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN OR IN THE CONFIRMATION ORDER, THE CONFIRMATION ORDER WILL OPERATE AS A DISCHARGE, PURSUANT TO SECTION 1141(D) OF THE BANKRUPTCY CODE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, AS OF THE EFFECTIVE DATE, OF ANY AND ALL DEBTS OF, AND CLAIMS OF ANY NATURE WHATSOEVER AGAINST THE DEBTOR AND REORGANIZED DEBTOR THAT AROSE AT ANY TIME PRIOR TO THE CONFIRMATION DATE, INCLUDING ANY AND ALL CLAIMS FOR PRINCIPAL AND INTEREST, WHETHER ACCRUED BEFORE, ON OR AFTER THE PETITION DATE.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS EXPRESSLY SET FORTH IN THE PLAN, ON THE EFFECTIVE DATE, THE DEBTOR, THE ESTATE, AND THEIR RESPECTIVE SUCCESSORS OR ASSIGNS, INCLUDING, WITHOUT LIMITATION, THE REORGANIZED DEBTOR AND THE GUC TRUST, WILL BE DISCHARGED FROM ANY CLAIM OR DEBT THAT AROSE PRIOR TO THE CONFIRMATION DATE AND FROM ANY AND ALL DEBTS OF THE KIND SPECIFIED IN SECTION 502(G), 502(H), OR 502(I) OF THE BANKRUPTCY CODE, REGARDLESS OF WHETHER (A) A PROOF OF CLAIM BASED ON SUCH DEBT WAS FILED PURSUANT TO SECTION 501 OF THE BANKRUPTCY CODE, (B) A CLAIM BASED ON SUCH DEBT IS AN ALLOWED CLAIM PURSUANT TO SECTION 502 OF THE BANKRUPTCY CODE, OR (C) THE HOLDER OF A CLAIM BASED ON SUCH DEBT HAS VOTED TO ACCEPT THE PLAN.  AS OF THE EFFECTIVE DATE, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN OR IN THE CONFIRMATION ORDER, ALL PERSONS AND ENTITIES, INCLUDING ALL HOLDERS OF A CLAIM, WILL BE FOREVER PRECLUDED AND PERMANENTLY ENJOINED TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW FROM ASSERTING DIRECTLY OR INDIRECTLY AGAINST THE DEBTOR, THE ESTATE, OR ANY OF THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, OR THE ASSETS OR PROPERTY OF ANY OF THEM, ANY OTHER OR FURTHER CLAIMS, DEBTS, RIGHTS, CAUSES OF ACTION, REMEDIES, LIABILITIES, OR ANYTHING BASED UPON ANY ACT, OMISSION, DOCUMENT, INSTRUMENT, TRANSACTION, OR OTHER ACTIVITY OF ANY KIND OR NATURE THAT OCCURRED PRIOR TO THE EFFECTIVE DATE OR THAT OCCURS IN CONNECTION WITH IMPLEMENTATION OF THE PLAN, AND THE CONFIRMATION ORDER WILL CONTAIN APPROPRIATE INJUNCTIVE LANGUAGE TO THAT EFFECT.  IN ACCORDANCE WITH THE FOREGOING, EXCEPT AS SPECIFICALLY PROVIDED IN THE PLAN OR IN THE CONFIRMATION ORDER, THE CONFIRMATION ORDER WILL BE A JUDICIAL DETERMINATION OF THE DISCHARGE OF ALL SUCH CLAIMS AND OTHER DEBTS AND LIABILITIES AGAINST THE DEBTOR, PURSUANT TO SECTIONS 524 AND 1141 OF THE BANKRUPTCY CODE, AND SUCH DISCHARGE WILL VOID ANY JUDGMENT OBTAINED AGAINST THE DEBTOR, AT ANY TIME, TO THE EXTENT THAT SUCH JUDGMENT RELATES TO A DISCHARGED CLAIM, LIABILITY OR DEBT.  HOLDERS OF ADMINISTRATIVE EXPENSE CLAIMS (INCLUDING HOLDERS OF ANY CLAIMS FOR POSTPETITION FEDERAL, STATE, OR LOCAL TAXES) THAT DO NOT FILE AN APPLICATION OR OTHER BANKRUPTCY COURT-APPROVED PLEADING BY THE ADMINISTRATIVE EXPENSE CLAIMS BAR DATE WILL BE FOREVER BARRED FROM ASSERTING SUCH ADMINISTRATIVE EXPENSE CLAIMS AGAINST THE DEBTOR, THE ESTATE, THE REORGANIZED DEBTOR THE GUC TRUST, OR ANY OF THEIR RESPECTIVE PROPERTY.

6.02 GENERAL  INJUNCTION. PURSUANT TO SECTIONS 105, 1123, 1129 AND 1141 OF THE BANKRUPTCY CODE, IN ORDER TO PRESERVE AND IMPLEMENT THE VARIOUS TRANSACTIONS CONTEMPLATED BY AND PROVIDED FOR IN THE PLAN, AS OF THE EFFECTIVE DATE AND THROUGH THE CONSUMMATION DATE, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN OR IN THE CONFIRMATION ORDER, ALL PERSONS OR ENTITIES THAT HAVE HELD, CURRENTLY HOLD OR MAY HOLD A CLAIM, DEBT, OR LIABILITY AGAINST THE DEBTOR, THE ESTATE OR ANY OF THEIR RESPECTIVE PROPERTY SHALL BE ENJOINED AND BARRED UNDER THE PLAN TO THE FULLEST EXTENT PERMITTED BY LAW FROM TAKING ANY OF THE FOLLOWING ACTIONS ON ACCOUNT OF ANY SUCH CLAIMS, DEBTS, OR LIABILITIES, OTHER THAN ACTIONS BROUGHT TO ENFORCE ANY RIGHTS OR OBLIGATIONS UNDER THE PLAN OR THE PLAN DOCUMENTS:  (A) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING AGAINST THE GUC TRUST, THE DEBTOR, THE ESTATE, OR THEIR RESPECTIVE PROPERTY; (B) ENFORCING, ATTACHING, COLLECTING OR RECOVERING IN ANY MANNER ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST THE GUC TRUST, THE DEBTOR, THE ESTATE, OR THEIR RESPECTIVE PROPERTY; (C) CREATING, PERFECTING OR ENFORCING ANY LIEN OR ENCUMBRANCE AGAINST THE GUC TRUST, THE DEBTOR, THE ESTATE, OR THEIR RESPECTIVE PROPERTY; (D) ASSERTING A SETOFF, RIGHT OF SUBROGATION OR RECOUPMENT OF ANY KIND AGAINST ANY DEBT, LIABILITY OR OBLIGATION DUE TO THE GUC TRUST, THE DEBTOR OR THE ESTATE; (E) COMMENCING OR CONTINUING, IN ANY MANNER OR IN ANY PLACE, ANY ACTION THAT DOES NOT COMPLY WITH OR IS INCONSISTENT WITH THE PROVISIONS OF THE PLAN OR THE CONFIRMATION ORDER; OR (F) INTERFERING WITH OR IN ANY MANNER WHATSOEVER DISTURBING THE RIGHTS AND REMEDIES OF THE GUC TRUST, THE DEBTOR OR THE ESTATE UNDER THE PLAN AND THE PLAN DOCUMENTS AND THE OTHER DOCUMENTS EXECUTED IN CONNECTION THEREWITH.  THE GUC TRUSTEE SHALL HAVE THE RIGHT TO INDEPENDENTLY SEEK ENFORCEMENT OF THIS GENERAL INJUNCTION PROVISION.  THE GENERAL INJUNCTION PROVISION OF THE PLAN IS AN INTEGRAL PART OF THE PLAN AND IS ESSENTIAL TO ITS IMPLEMENTATION; PROVIDED, HOWEVER, THAT SUCH PROVISION SHALL NOT RELEASE, OR BE DEEMED A RELEASE OF, ANY OF THE CAUSES OF ACTION.

6.03 EXCULPATION FROM LIABILITY.  THE DEBTOR, ITS CURRENT OFFICERS AND DIRECTORS, AND ITS PROFESSIONALS (ACTING IN SUCH CAPACITY), THE COMMITTEE AND ITS PROFESSIONALS (ACTING IN SUCH CAPACITY), THE MEMBERS OF THE COMMITTEE AND THEIR PROFESSIONALS (ACTING IN SUCH CAPACITY) (COLLECTIVELY, THE “EXCULPATED PARTIES”) SHALL NEITHER HAVE NOR INCUR ANY LIABILITY WHATSOEVER TO ANY PERSON OR ENTITY FOR ANY ACT TAKEN OR OMITTED TO BE TAKEN IN GOOD FAITH IN CONNECTION WITH OR RELATED TO THE FORMULATION, PREPARATION, DISSEMINATION, OR CONFIRMATION OF THE PLAN, THE DISCLOSURE STATEMENT, ANY PLAN DOCUMENT, OR ANY CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO, OR ANY OTHER ACT TAKEN OR OMITTED TO BE TAKEN, IN CONNECTION WITH THE PLAN OR THE CASE, IN EACH CASE FOR THE PERIOD ON AND AFTER THE PETITION DATE AND THROUGH THE EFFECTIVE DATE; PROVIDED, HOWEVER, THAT THE EXCULPATION FROM LIABILITY PROVISION SHALL NOT BE APPLICABLE TO ANY LIABILITY FOUND BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM FRAUD OR THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF ANY SUCH PARTY.  THE RIGHTS GRANTED UNDER THE PLAN’S EXCULPATION FROM LIABILITY PROVISION ARE CUMULATIVE WITH (AND NOT RESTRICTIVE OF) ANY AND ALL RIGHTS, REMEDIES, AND BENEFITS THAT THE EXCULPATED PARTIES HAVE OR OBTAIN PURSUANT TO ANY PROVISION OF THE BANKRUPTCY CODE OR OTHER APPLICABLE LAW.  IN FURTHERANCE OF THE FOREGOING, THE EXCULPATED PARTIES SHALL HAVE THE FULLEST PROTECTION AFFORDED UNDER SECTION 1125(E) OF THE BANKRUPTCY CODE AND ALL APPLICABLE LAW FROM LIABILITY FOR VIOLATION OF ANY APPLICABLE LAW, RULE OR REGULATION GOVERNING THE SOLICITATION OF ACCEPTANCE OR REJECTION OF A PLAN OR THE OFFER, ISSUANCE, SALE OR PURCHASE OF SECURITIES.  THE EXCULPATION FROM LIABILITY PROVISION IS AN INTEGRAL PART OF THE PLAN AND IS ESSENTIAL TO ITS IMPLEMENTATION; PROVIDED, HOWEVER, THAT SUCH PROVISION SHALL NOT RELEASE, OR BE DEEMED A RELEASE OF, ANY OF THE CAUSES OF ACTION.

6.04 RELEASE OF EXCULPATED PARTIES.  ON THE EFFECTIVE DATE, UNDER THE PLAN THE EXCULPATED PARTIES SHALL BE UNCONDITIONALLY RELEASED FROM ANY AND ALL CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, LOSSES, RIGHTS, REMEDIES, CAUSES OF ACTION, CHARGES, COSTS, DEBTS, INDEBTEDNESS, OR LIABILITIES WHATSOEVER, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE, BASED IN WHOLE OR IN PART UPON ANY ACT OR OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE BETWEEN THE PETITION DATE AND THE EFFECTIVE DATE, WHICH IS IN ANY WAY RELATING TO THE DEBTOR, THE CASE, ANY PROPERTY OF THE DEBTOR, THE BUSINESS OR OPERATIONS OF THE DEBTOR, ANY PLAN DOCUMENTS, THE PLAN, OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY; PROVIDED, HOWEVER, THAT THE PLAN’S RELEASE PROVISION SHALL NOT BE APPLICABLE TO ANY LIABILITY FOUND BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM FRAUD OR THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF ANY SUCH EXCULPATED PARTY.  THE CONFIRMATION ORDER SHALL ENJOIN THE PROSECUTION BY ANY PERSON OR ENTITY, WHETHER DIRECTLY, DERIVATIVELY OR OTHERWISE, OF ANY CLAIM, OBLIGATION, SUIT, JUDGMENT, DAMAGE, LOSS, RIGHT, REMEDY, CAUSE OF ACTION, CHARGE, COST, DEBT, INDEBTEDNESS, OR LIABILITY WHICH AROSE OR ACCRUED DURING SUCH PERIOD OR WAS OR COULD HAVE BEEN ASSERTED AGAINST ANY OF THE EXCULPATED PARTIES, EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR IN THE CONFIRMATION ORDER.  EACH OF THE EXCULPATED PARTIES SHALL HAVE THE RIGHT TO INDEPENDENTLY SEEK ENFORCEMENT OF THE PLAN’S RELEASE PROVISION.  THE PLAN’S RELEASE PROVISION IS AN INTEGRAL PART OF THE PLAN AND IS ESSENTIAL TO ITS IMPLEMENTATION; PROVIDED, HOWEVER, THAT SUCH PROVISION SHALL NOT RELEASE, OR BE DEEMED A RELEASE OF, ANY OF THE CAUSES OF ACTION.

6.05 Barton Doctrine.  The “Barton Doctrine,” e.g. Barton v. Barbour, 104 U.S. 126, 26 L.Ed. 672 (1881) (Supreme Court held that a trustee cannot be sued without leave of the bankruptcy court), which prohibits a party from suing either a trustee, the officers of a debtor in possession, or their attorneys, in a non-appointing court for acts done in their official capacity, shall pertain to the provisions of Article VII of the Plan, and shall stand as one of the bases for enforcement of the injunction, exculpation and release provisions of the Plan.  See, e.g., Carter v. Rodgers, 220 F.3d 1249, 1252 (11th Cir. 2000)(“ [j]oining the other circuits that have considered this issue, we hold that a debtor must obtain leave of the bankruptcy court before initiating an action in district court when that action is against the trustee or other bankruptcy-court-appointed officer, for acts done in the actor’s official capacity”); Patco Energy Express v. Lambros, 2009 U.S. App. LEXIS 25771 (11th Cir. 2009) (“[w]here a plaintiff neglects to obtain leave from the appointing court, a suit filed [against a bankruptcy trustee] in another court must be dismissed for lack of subject matter jurisdiction”); In the Matter of Linton, 136 F.3d 544, 545 (7th Cir. 1998); In re DeLorean Motor Co., 991 F.2d 1236, 1240-41 (6th Cir. 1993) (“[i]t is well settled that leave of the appointing forum must be obtained by any party wishing to institute an action in a nonappointing forum against a trustee, for acts done in the trustee’s official capacity and within the trustee’s authority as an officer of the court .... counsel for trustee, court appointed officers who represent the estate, are the functional equivalent of a trustee”); In re Balboa Improvements, Ltd., 99 B.R. 966, 970 (9th Cir. BAP 1989) (holding that permission to sue debtor’s attorney for alleged misconduct in the administration of an estate must be obtained from the bankruptcy court).

6.06 Continuation of Automatic Stay.The automatic stay arising out of Section 362(a) of the Bankruptcy Code shall continue in full force and effect until the Consummation Date, and the Debtor, the Reorganized Debtor, the Estate, the GUC Trustee and the GUC Trust shall be entitled to all of the protections afforded thereby.  The Court shall have the power to grant such additional and supplemental stays as may be necessary or appropriate to protect and preserve the Assets of the Debtor, the Estate and/or the GUC Trust or to permit the just and orderly administration of the Estate.

6.07 Regulatory or Enforcement Actions.  Nothing in the Plan shall restrict any federal government regulatory agency from pursuing any regulatory or police enforcement action or performing its statutory duties against any Person or Entity in any forum, but only to the extent not prohibited by the automatic stay of Section 362 of the Bankruptcy Code or discharged or enjoined pursuant to Section 524 or 1141(d) of the Bankruptcy Code.  Nothing contained in  Article VII, Section 7.09 of the Plan is intended to, nor shall it, supersede or alter any applicable provisions of the Bankruptcy Code.

6.08 No Liability for Untimely Administrative Expense Claims.  Holders of Administrative Expense Claims (including Holders of any Claims for Postpetition federal, state or local taxes) that do not file an application or other Bankruptcy Court-approved pleading by the Administrative Expense Claims Bar Date, will be forever barred from asserting such Administrative Expense Claims against the Debtor, the Estate, the Reorganized Debtor, or any of their respective Property.

ARTICLE VII

PROCEDURES FOR RESOLVING DISPUTED CLAIMS

If a Proof of Claim is filed by any Creditor asserting a Claim for the same obligation which had previously been listed for such Creditor by the Debtor on the Schedules, then the Scheduled Claim shall be deemed a Disallowed Claim without the need for the Debtor or any party in interest to file an objection to such Scheduled Claim.  The Claim asserted in the Proof of Claim shall be deemed to replace such Scheduled Claim and shall ultimately become an Allowed Claim, a Disputed Claim or a Disallowed Claim pursuant to the procedures set forth in this Plan.

Notwithstanding any other provisions of the Plan, no payments or distribution shall be made on account of a Disputed Claim until and unless such Claim becomes an Allowed Claim.  In lieu of Distributions under the Plan by the Reorganized Debtor to Holders of Disputed Claims, a Disputed Claims Reserve shall be maintained by the Reorganized Debtor for payment of any Disputed Claim which becomes an Allowed Claim.  In lieu of Distributions under the Plan by the GUC Trustee to Holders of Disputed Claims, a Disputed Claims Reserve shall be maintained by the GUC Trustee for payment of any Disputed Claim which becomes an Allowed Claim.  Distributions on account of any Disputed Claim that has become an Allowed Claim shall be made as soon as is reasonably practicable following allowance of the Claim. The Reorganized Debtor and the GUC Trustee shall keep each other informed regarding the status of any Disputed Claims.

The Reorganized Debtor and/or the GUC Trustee, as applicable, shall have the authority to settle and resolve any Disputed Claim that was originally asserted in an amount equal to or less than One Hundred Fifty Thousand Dollars ($150,000.00) upon such terms and conditions as deemed appropriate and in the best interests of Creditors.  Any such compromise and settlement shall be deemed final and binding upon all parties in interest in the Case.  The Reorganized Debtor and/or the GUC Trustee, as applicable, shall not have any obligation to provide notice to or file and serve pleadings upon any such parties in interest and shall not have any requirement to obtain Court approval, in connection with compromising these Claims.

With respect to any Disputed Claim that was originally asserted in an amount that exceeds One Hundred Fifty Thousand Dollars ($150,000.00), the Reorganized Debtor and/or the GUC Trustee, as applicable, shall have the authority to compromise and settle any such Claim on such terms as deemed appropriate and in the best interests of Creditors, subject to providing Designated Notice of any such proposed compromise and a reasonable opportunity to object thereto.  If a party in interest files a written objection with the Court in the Case with respect to any proposed compromise of any Disputed Claim, and serves a copy of said objection upon counsel for the party seeking authority to compromise the Disputed Claim within ten (10) days from the service of Designated Notice of the proposed compromise, then the Court shall schedule a hearing with respect to said objection.  If no objection is timely filed and served, the Reorganized Debtor and/or the GUC Trustee, as applicable, may compromise and settle any such Disputed Claim without further authorization.  The Reorganized Debtor and/or the GUC Trustee, as applicable, may, but is not required to, file a motion seeking entry of an order approving a proposed compromise and settlement of any Disputed Claim, upon notice to parties entitled to Designated Notice.

ARTICLE VIII

PROVISIONS REGARDING DISTRIBUTIONS

8.1 Date of Distributions.  Holders of Allowed Claims in Classes 1-9 shall receive Distributions as and when described in Article V of the Plan.  With respect to Class 10, (a) as soon as is reasonably practicable following the Effective Date, the Reorganized Debtor shall make an initial Distribution to Holders of Allowed Claims from the Watson Initial Distribution Advance and (b) additional Distributions shall be made from the Reorganized Debtor’s Net Cash Flow in a total, aggregate amount of up to $266,667 during each of 2027, 2028, and 2029, which shall be payable no later than the end of each year.  Additionally,  Distributions to Class 10 Creditors shall be made by the GUC Trustee from GUC Trust Net Proceeds in accordance with the Plan and the GUC Trust Agreement.

8.02 Interest on Claims. Except as expressly provided in a Final Order entered in the Case or as provided in the Plan, (a) no holder of any Unsecured Claim (except Priority Tax Claims) shall be entitled to interest accruing on or after the Petition Date on such Claim, and (b) interest shall not accrue or be paid upon any Disputed Claim with respect to the period from the Petition Date to the date a final Distribution is made thereon if and after such Disputed Claim, or any part thereof, becomes an Allowed Claim.

8.03 Means of Payment. All payments made pursuant to the Plan shall be in Cash and by any means reasonably selected by the GUC Trustee or the Debtor, as applicable, including check or wire transfer.

8.04 Duties of GUC Trustee.  The GUC Trustee will make all Distributions to Beneficiaries under the Plan out of the GUC Trust Net Proceeds.  The GUC Trustee will have responsibility for determining pro rata Distributions (as necessary) and sending such Distributions to the appropriate Holders of Claims.  The duties of the GUC Trustee with respect to Distributions are limited to the ministerial functions set forth specifically in the Plan.  Notwithstanding any other provision of the Plan to the contrary, Distributions may be deferred or delayed in the discretion of the GUC Trustee for a reasonable time in the event that such deferral is necessary to permit investments to reach maturity, in the event that additional time is needed to make a proper Distribution, or in the event that the receipt of additional funds is necessary to make meaningful payments.

8.05 Rounding. Whenever any payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding of such fraction down to the nearest whole cent.

8.06 No Payments of $100 or Less on Allowed Class 5 Claims Prior to Final Distribution Date.  If a Cash payment to be received by any Holder of an Allowed Claim in Class 10 on any Distribution Date would be $100 or less in the aggregate, notwithstanding any contrary provision of this Plan, no such payment will be made to such Holder, and such Cash, if applicable, shall be held for such Holder until the next Distribution Date, at which time such Cash payment shall be made to the Holder (unless this provision again applies).

8.07 Unclaimed Property.  Unclaimed Property shall be held in an “Unpaid Claims Reserve” to be held for the benefit of the Holders of Allowed Claims in Class 10 entitled thereto under the terms of the Plan.  For a period of 180 days following the initial Distribution to Holders of Allowed Class 10 Claims (said period being hereinafter referred to as the “Claiming Period”), Unclaimed Property shall be held in the Unpaid Claims Reserve solely for the benefit of the Holders of Allowed Class 10 Claims which have failed to claim such property.  During the Claiming Period, Unclaimed Property due the Holder of an Allowed Class 10 Claim shall be released from the Unpaid Claims Reserve and delivered to such Holder upon presentation of proper proof by such holder of its entitlement thereto.  In the event that there is Unclaimed Property in the Unpaid Claims Reserve with regard to any Allowed Class 10 Claim, the Reorganized Debtor or the GUC Trustee, as applicable shall, until such Unclaimed Property is claimed or the Claiming Period with regard to the holder of such Claim has expired, make all subsequent Distributions due with regard to such Claim to the Unpaid Claims Reserve.  After the Claiming Period with regard to such Holder has expired, no subsequent Distributions shall be made on account of such Claim, and such Claim shall be treated as being disallowed, waived, and satisfied.  The Reorganized Debtor shall provide the GUC Trustee with a list of all Claims which have been disallowed pursuant to this provision.

8.08 Withholding Taxes. The GUC Trustee and the Reorganized Debtor, as applicable, shall be entitled to deduct any federal or state withholding taxes from any Distributions made with respect to Allowed Claims, as appropriate, and shall otherwise comply with Section 346 of the Bankruptcy Code.  Notwithstanding anything to the contrary in the Plan, the GUC Trustee and the Reorganized Debtor shall not be obligated to make any Distribution to any Creditor that has not provided requested tax identification information if such information is required to make a Distribution without withholding taxes from such creditor’s Distribution.  Holders of Allowed Claims that have not provided tax identification information will be solicited for such information on or before any Distribution Date and included in the Distribution or in a subsequent Distribution once tax identification information is received from the holder.

ARTICLE IX

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

9.1 Executory Contracts and Unexpired Leases. On the Effective Date the Debtor shall assume the Nancy Street Lease and the LeCroy Properties Lease.  Any other executory contract or unexpired lease to which the Debtor was a party that has not been assumed or rejected by the Debtor pursuant to a Final Order of the Court as of the Effective Date (unless a motion to assume or reject such executory contract or unexpired lease is pending as of the Effective Date) shall be deemed rejected by the Debtor on the Effective Date.  Notwithstanding anything to the contrary in the Plan or in the Disclosure Statement, all insurance policies in force as of the Effective Date shall remain in effect following the Effective Date unless and until rejected by separate motion and/or terminated in accordance with their terms.

9.2 Rejection Damage ClaimsClaims arising from the rejection of any executory contracts or unexpired leases shall be filed within thirty (30) days following the rejection and shall be treated as Class 10 Claims to the extent Allowed.  Any person seeking to assert such a Claim who fails to file a proof of claim within this thirty (30) day period shall be deemed to have waived said Claim, and shall be forever barred from asserting a Claim based on such rejection.

9.3 Cancellation of Instruments.  Except as expressly provided in the Plan, on the Effective Date, all notes, instruments, certificates evidencing debt of, or interests in, the Debtor and any warrants, options, and other entitlements to purchase and/or receive equity interests in the Debtor, shall be deemed surrendered and cancelled and any obligation of the Debtor thereunder shall be discharged.

ARTICLE X

MODIFICATION OF THE PLAN

The Debtor reserves the right, pursuant to Section 1127(a) of the Bankruptcy Code, to amend or modify the Plan prior to the Confirmation of the Plan.  The Plan may be modified, without notice or hearing, or on such notice and hearing as the Court deems appropriate, if the Court finds that the proposed modification does not materially and adversely affect the rights of any parties in interest which have not had notice and an opportunity to be heard with regard to the proposed modification.  Without limiting the foregoing, the Plan otherwise may be modified after notice and hearing.  In the event of modification at or before Confirmation, any votes in favor of the Plan shall be deemed to be votes in favor of the Plan as modified, unless the Court finds that the proposed modification materially and adversely affects the rights of the parties in interest that cast such votes.

ARTICLE XI

RETENTION OF JURISDICTION

Under the Plan, the Bankruptcy Court shall retain jurisdiction, notwithstanding entry of the Confirmation Order and notwithstanding the occurrence of the Effective Date of the Plan, for the following purposes:

a) to enforce all Causes of Action which exist on behalf of the Debtor, the Estate, the Reorganized Debtor or the GUC Trust pursuant to the provisions of the Plan or applicable law;

b) to enter orders and injunctions and restraints to enforce the provisions of the Plan;

c) to determine Claims asserted under Section 507(a)(2) of the Bankruptcy Code, including claims for compensation and reimbursement of expenses accruing prior to the Confirmation Date;

d) to determine any Disputed Claims or disputes concerning the validity of or the market value of any collateral underlying any Secured Claim;

e) to enter orders regarding interpretation, implementation, and enforcement of the Plan, or any document created in connection with the Plan;

f) to conduct hearings and to enter orders modifying the Plan as provided herein or in the Bankruptcy Code;

g) to determine any and all applications, Claims, adversary proceedings, contested or litigated matters pending on the Confirmation Date or filed prior to entry of a Final Decree;

h) to determine any motions for rejection or assumption of executory contracts or unexpired leases, and to determine Claims resulting from rejection of executory contracts and unexpired leases;

i) to allow, disallow, and estimate, liquidate, or determine any Claims against the Debtor, including Claims for tax liability, but excluding any Claims deemed allowed by the Plan, and to enter or enforce any order requiring the filing of any such Claim before a particular date; and

j) to enter orders required for the administration of the Plan, including, but not limited to:

(i) resolution of disputes pertaining to the amounts of payments under the Plan to Claimants;

(ii) conducting Postconfirmation valuation hearings as required by the Plan or authorized by the Bankruptcy Code; and

(iii) exercising jurisdiction over any other matter provided for or consistent with the provisions of Chapter 11 of the Bankruptcy Code.

ARTICLE XII

CONDITIONS PRECEDENT TO CONFIRMATION

12.01 Condition Precedent to Confirmation of the Plan.  Entry of the Confirmation Order, effectiveness of Confirmation of the Plan, and the obligation of the Debtor and/or Reorganized Debtor to consummate the Plan are conditioned upon the Bankruptcy Court having made findings and determinations regarding the Plan as will enable the entry of the Confirmation Order in a manner consistent with the provisions of the Plan and in form and substance satisfactory to the Debtor, Watson Properties, the Committee and Ehlert.

12.02 Condition Precedent to Effective Date.  The Effective Date will not occur and the Plan will not be consummated until:

(a) The Confirmation Order shall have been entered by the Bankruptcy Court and there shall not be a stay or injunction (or similar prohibition) in effect with respect thereto.

(b) All requisite filings with governmental authorities and third parties shall have become effective, and all governmental authorities and third parties shall have approved or consented to the Plan, to the extent required.

(c) All documents contemplated by the Plan to be executed and delivered on or before the Effective Date shall have been executed and delivered.

(d) The GUC Trustee shall be empowered to take all actions as contemplated by the GUC Trust Agreement.

(e) No later than fourteen (14) days prior to the Voting Deadline Ehlert shall have been permitted to inspect the intellectual property which the Debtor and/or Reorganized Debtor propose to transfer to him in connection with the Ehlert Settlement, and thereafter Ehlert shall have confirmed that it complies with the requirements of the Ehlert Settlement.

12.03 Waiver of Conditions Precedent.  Other than the conditions described in Section 12.02(a) above, each condition precedent described above in Section 12.02 may be waived or modified by mutual agreement of the Debtor, the Committee, Watson Properties and Ehlert without further Court approval.

ARTICLE XIII

ACCEPTANCE OR REJECTION OF THE PLAN

13.01 Classes Entitled to Vote. Holders of  Allowed  Claims  in  each  impaired  Class shall be entitled to vote to accept or reject the Plan. Each unimpaired Class of Claims shall be deemed to have accepted the Plan, and Holder of Claims in such Classes shall not be entitled to vote to accept or reject the Plan.

13.02 Class Acceptance Requirement. Under Section 1126(c) of the Bankruptcy Code, an impaired Class of Claims has accepted the Plan if the Holders of at least two-thirds (2/3) in dollar amount and more than one-half (½) in number of the Allowed Claims of such Class who have voted on the Plan have voted to accept the Plan.

13.03 Cramdown.The Debtor is requesting confirmation pursuant to the “cramdown” provisions of Section 1129(b) of the Bankruptcy Code with respect to any impaired Class that votes to reject the Plan.

13.04 Claim Designation. The Debtor reserves the right to seek to designate, pursuant to Section 1126(e) of the Bankruptcy Code, any Holder of any Claim whose vote on the Plan was submitted for an improper purpose or was otherwise not submitted in good faith.

ARTICLE XIV

MISCELLANEOUS

14.01 Objections to Claims.  On and after the Effective Date, the Reorganized Debtor  and the GUC Trustee shall have the exclusive right to make, file, prosecute, and resolve objections to Disputed Claims (whether scheduled or filed).  All such objections shall be filed within one hundred eighty (180) days after the Effective Date (“Claims Objection Deadline”); however, extensions of this one hundred eighty (180) day period may be sought following Designated Notice.  If a party in interest files a written objection with the Court with respect to any proposed extension of time and serves a copy of said objection upon the party requesting the extension, and his or her counsel within ten (10) days from the service of Designated Notice of the proposed extension, then the Court shall schedule a hearing with respect to said objection and the deadline for the party requesting the extension to object to Claims as authorized under the Plan, shall be deemed extended through the conclusion of such hearing.  If no objection is timely filed and served, the proposed extension is granted without further authorization.  The failure to object to any Claim prior to the commencement of the hearing on Confirmation of the Plan shall not be deemed to be a waiver of the right to object thereafter to such Claim in whole or in part for the purpose of distribution.  Notwithstanding anything to the contrary in § 15.01 of the Plan, with respect to any proceeding brought by the GUC Trustee to prosecute any Cause of Action transferred and assigned to the GUC Trust, if any party in such proceeding is also the Holder of a Claim against the Debtor or the Estate, the GUC Trustee shall be permitted to assert in such proceeding objections to the Claim of such party.

14.02 Compliance with Tax and Securities Law Requirements. In connection with the Plan, the GUC Trustee and the Debtor will comply with all withholding and reporting requirements imposed by federal, state and local taxing authorities, and all distributions hereunder shall be subject to such withholding and reporting requirements.  The effectuation of the Plan shall be subject to compliance with all applicable state and federal securities laws.

14.03 Further Actions. Pursuant to Bankruptcy Code Section 1142(b), the Confirmation Order shall act and operate as an order of the Court directing the Debtor, the GUC Trustee and/or any other necessary parties to execute and deliver or join in the execution and delivery of any instrument required to affect any transfer and to perform any other act, including the satisfaction of any lien, that is necessary for the consummation of the Plan.  Any transfer taxes arising from transfers of property ordered or made pursuant to the Plan shall be treated in accordance with Section 1146 of the Bankruptcy Code.

14.04 U.S. Trustee’s Fees. All fees due and owing under 28 U.S.C. § 1930 for periods through the Effective Date, to the extent not paid prior to the Effective Date, shall be paid by the Reorganized Debtor as they become due.  Following the Effective Date, Reorganized Debtor shall continue to pay timely all Chapter 11 quarterly fees as required by 28 U.S.C. § 1930(a)(6), until a Final Decree is entered or the Case is otherwise closed.  To the extent the GUC Trustee  makes disbursements after the Effective Date, the GUC Trustee shall provide the Reorganized Debtor will all information necessary to prepare quarterly post-confirmation reports and shall reimburse the Reorganized Debtor for the GUC Trust’s pro-rata share of any fees due and owing under 28 U.S.C. § 1930 as measured by the relative amounts of disbursements made by the GUC Trust and the Reorganized Debtor.

14.05 Governing Law.  Except to the extent that federal law (including the Bankruptcy Code or the Bankruptcy Rules) is applicable, or to the extent that the Plan or the provision of any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan provides otherwise, the rights and obligations arising under the Plan will be governed by, construed, and enforced in accordance with the laws of the State of Georgia, without giving effect to the principles of conflicts of law thereof.

14.06 Severability. Should any provision in the Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan.

14.07 Revocation.The Debtor reserves the right to revoke and withdraw the Plan prior to Confirmation.

14.08 Effect of Withdrawal or Revocation. If the Debtor revokes or withdraws the Plan prior to Confirmation, then the Plan shall be deemed null and void.

14.09 Closing the Case.  The Reorganized Debtor shall be authorized to apply to the Bankruptcy Court for authority to close the Case at any time when the Plan has been substantially consummated or as otherwise appropriate.  Any Creditor, the GUC Trustee or the Reorganized Debtor may petition to reopen the Case at any time within the seven (7) year period immediately following the Effective Date of the Plan for the purpose of having the Bankruptcy Court interpret any provision of the Plan or enforce the rights of any party under the Plan or under the Bankruptcy Code.

14.10 Headings. Headings are utilized in the Plan for the convenience of reference only, and shall not constitute a part of the Plan for any other purpose.

14.11 Extensions of Time. The time for the Debtor, Reorganized Debtor or the GUC Trustee to take any action under the Plan may be extended by the Bankruptcy Court after notice and a hearing.

14.12 Designated Notice. Notwithstanding any other provision of the Plan, when notice and a hearing is required with regard to any action to be taken by the Reorganized Debtor or the GUC Trustee, Designated Notice shall be sufficient.  With respect to any proposed action to be taken as authorized under the Plan which may only be taken following Designated Notice, the following procedures shall apply.  After Designated Notice of the proposed action has been provided as required under the Plan, if any party in interest files with the Court within ten (10) days of the service of such Designated Notice a written objection to the proposed action, and serves a copy of said objection upon the Debtor and the GUC Trustee and their counsel, then the Court shall schedule a hearing with respect to such objection and, unless the objection is withdrawn by agreement of the parties, the proposed action may only be taken if approved by Final Order of the Court.  If no objection is timely filed and served, the proposed action may be taken without further authorization or approval by the Court.

[Signatures on next page]

This 22nd day of November, 2024.

GALAXY NEXT GENERATION, INC.

By:  /s/ Magen McGahee

Its:  CFO

SCROGGINS, WILLIAMSON & RAY, P.C.

 /s/ J. Robert Williamson

J. ROBERT WILLIAMSON

Georgia Bar No. 765214

ASHLEY REYNOLDS RAY

Georgia Bar No. 601559

4401 Northside Parkway, Suite 230

Atlanta, GA 30327

404.893.3880

Counsel for the Debtor

EXHIBIT 1

LIQUIDATION ANALYSIS

Chapter 7 Liquidation Analysis

Assets Available in Liquidation	Net Book Value	Liq. Value
Cash on Hand	41,000[1]	41,000
A/R	243,000	243,000[2]
Inventory	194,000	97,000[3]
FF&E	44,512	4,451[4]
M&E	130,300	130,300[5]
Real Property	250,000	250,000[6]
General Intangibles/IP	1,752,058[7]	175,205[8]
Est. Total Amount Available for Dstribution in Chapter 7 Liquidation[9]		$940,956

Est. Secured Claims
SouthStar Financial DIP Loan	164,000
Watson Properties DIP Loan	800,000
AJB Capital	231,065
First Citizens	162,338
George Mitchell Allen Foundation	87,662
Mercedes Benz Credit	35,000
Ford Motor Credit	20,000
Total Secured	$1,500,065

Est. Admin/Priority Claims
Ch. 7 Trustee Commission	50,298
Ch. 7 Trustee Professionals (est)	300,000
Unpaid Ch. 11 Admin. Exp.	100,000
Priority Tax Claims	1,618,617
Total Admin/Priority	$2,068,915

Total Secured and Admin/Priority	$3,568,980

Total Available for Distribution to GUCs	$ 0.00

1 As of 8/31/24 as per August MOR

2 Assumes 100% recovery

3 Assumes est. 50% recovery

4 Assumes est. 10% recovery

5 Full amount listed in Schedules, including Blue Book indicated value for vehicles

6 116 Nancy Street Property Assessed Value

7 Scheduled values

8 Assumes est. 10% recovery

9 Excludes net recoveries on causes of action, which are assumed to be the same as under Plan

CERTIFICATE OF SERVICE

This is to certify that I have this day served a true and correct copy of the attached DISCLOSURE STATEMENT by causing it to be deposited in the United States Mail in a properly addressed envelope with adequate postage affixed thereon to the following:

OFFICE OF THE UNITED STATES TRUSTEE

Suite 362, Richard B. Russell Building

75 Ted Turner Drive, SW

Atlanta, GA  30303

 Cameron M. McCord, Esq.

 JONES & WALDEN LLC

 699 Piedmont Ave. NE

 Atlanta, Georgia 30308

This 22nd day of November, 2024.

4401 Northside Parkway Suite 450 Atlanta, GA 30327 T: (404) 893-3880 F: (404) 893-3886 E: rwilliamson@swlawfirm.com E: arayswlawfirm.com	Respectfully submitted, SCROGGINS, WILLIAMSON & RAY, P.C. /s/ J. Robert Williamson J. ROBERT WILLIAMSON Georgia Bar No. 765214 ASHLEY REYNOLDS RAY Georgia Bar No. 601559 Counsel for the Debtor